Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular, Inc.

781-425-1691

jpellegrino@lemaitre.com

LeMaitre Q3 2014 Sales $17.5mm (+14%) ; Op. Income $1.9mm (+139%)

BURLINGTON, MA, October 28, 2014 — LeMaitre Vascular, Inc. (NASDAQ: LMAT) today reported Q3 2014 results, provided guidance and announced a $0.035/share dividend.

Q3 2014 sales were $17.5mm, a 14% year-over-year increase driven by valvulotomes, XenoSure and Trivex (acquired August 2013). International sales grew 18% and the Americas increased 12%. Unit sales were up 9% and organic sales growth was 12%.

Gross margin of 68.6% in Q3 2014 was down from 70.0% in Q3 2013, driven largely by unfavorable geographic and product mix.

Q3 2014 operating income grew 139% to $1.9mm from $0.8mm in Q3 2013. Net income grew to $0.9mm from $0.7mm in Q3 2013. EPS was $0.05 in both periods.

Cash and marketable securities declined by $5.1mm from $23.5mm at June 30, 2014 to $18.4mm at September 30, 2014, largely due to $7.0mm of acquisition-related payments. This decline was partially offset by cash generated from operations. EBITDA was $2.7mm in Q3 2014 versus $1.5mm in the year-earlier quarter.

George W. LeMaitre, Chairman and CEO commented, “14% sales growth and 2014 cost-cutting combined to produce an 11% op. margin in Q3. During the quarter we broadened our product portfolio by acquiring Omniflow II & an angioscope. We also launched the Hydro valvulotome worldwide. In Q3 we continued to build out our Asia/Pacific Rim operations by opening a Shanghai office. We now have eight sales offices: Burlington, Frankfurt, Tokyo, Milan, Madrid, Melbourne, Toronto and Shanghai.”

Quarterly Dividend

On October 23, 2014, the Company’s Board of Directors approved a quarterly dividend of $0.035/share of common stock. The dividend will be paid December 4, 2014 to shareholders of record on November 20, 2014.

Omniflow II Acquisition

On August 14, 2014, the Company acquired Xenotis, manufacturer of the Omniflow II biological graft for peripheral bypass and dialysis access. Total consideration for 100% of Xenotis’ shares was $6.7 million, with $5.1 million paid at the closing. The Company also assumed bank debt of $1.1 million. In its fiscal year ended June 30, 2014, Xenotis broke even on sales of $2.3 million. The Company expects Omniflow II sales of $3.0mm in 2015.

Angioscope Acquisition

On September 17, 2014 the Company acquired the angioscope product line from Applied Medical for $420,000. Last 12 months’ sales of the device were estimated to be $350,000. Angioscopes are fiber optic catheters, often used for visualization during in situ bypass with a valvulotome. The Company expects angioscope sales of $0.5mm in 2015.

Business Outlook

The Company expects Q4 2014 record sales of $18.9mm (+5% vs. Q4 2013) and record operating income of $2.1mm (+80% vs Q4 2013). This implies a Q4 2014 operating margin of 11%. The Company increased its 2014 sales guidance to $71.3mm (+10% vs. 2013) and increased its 2014 operating income guidance to $5.7mm (+26% vs. 2013). This implies a 2014 operating margin of 8%. Included in the $18.9mm Q4 2014 guidance is $0.5mm of revenues from the two recent acquisitions.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for 2014. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 800-510-9691 (+1 617-614-3453 for international callers), using pass-code 24494455. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP (“organic” and EBITDA) results is included in the attached tables.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre, XenoSure, Trivex, Omniflow and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q4 2014 and 2014 sales and operating income levels as well as its expectations regarding Q4 2014 and 2015 sales of the Omniflow II product line and angioscopes. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products; the risk that the XenoSure product is not as accretive and does not achieve the gross margins currently anticipated by the Company; the risk that the Company experiences increased expense, production delays or quality difficulties in the transition of the XenoSure manufacturing operations; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	September 30, 2014	December 31, 2013
	(unaudited)

Assets

Current assets:
Cash and cash equivalents	$18,354	$14,711
Accounts receivable, net	10,590	10,590
Inventory	16,925	13,255
Prepaid expenses and other current assets	3,565	3,169

Total current assets	49,434	41,725

Property and equipment, net	7,196	5,810
Goodwill	17,441	15,031
Other intangibles, net	7,635	6,144
Deferred tax assets	1,525	1,615
Other assets	174	167

Total assets	$83,405	$70,492

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,021	$1,235
Accrued expenses	8,575	7,993
Acquisition-related obligations	2,890	992

Total current liabilities	12,486	10,220

Deferred tax liabilities	3,400	3,461
Other long-term liabilities	400	249

Total liabilities	16,286	13,930

Stockholders’ equity
Common stock	188	170
Additional paid-in capital	75,480	65,354
Retained earnings (accumulated deficit)	1,332	(667)
Accumulated other comprehensive loss	(1,628)	(253)
Treasury stock	(8,253)	(8,042)

Total stockholders’ equity	67,119	56,562

Total liabilities and stockholders’ equity	$83,405	$70,492

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Net sales	$17,501	$15,300	$52,416	$46,633
Cost of sales	5,498	4,584	16,813	13,474

Gross profit	12,003	10,716	35,603	33,159

Operating expenses:
Sales and marketing	5,091	5,205	16,857	16,278
General and administrative	3,765	3,282	10,376	9,231
Research and development	1,109	1,300	3,590	3,841
Medical device excise tax	178	153	518	463
Restructuring charges	8	—	500	—
Impairment Charges	—	—	161	—

Total operating expenses	10,151	9,940	32,002	29,813

Income from operations	1,852	776	3,601	3,346

Other income (loss):
Interest income (expense), net	(5)	(5)	(4)	(14)
Other income (loss), net	52	14	30	(102)

Income before income taxes	1,899	785	3,627	3,230

Provision for income taxes	965	64	1,628	774

Net income	$934	$721	$1,999	$2,456

Earnings per share of common stock
Basic	$0.05	$0.05	$0.12	$0.16

Diluted	$0.05	$0.05	$0.12	$0.16

Weighted - average shares outstanding:
Basic	17,348	15,339	16,358	15,262

Diluted	17,709	15,780	16,772	15,707

Cash dividends declared per common share	$0.035	$0.030	$0.105	$0.090

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the nine months ended
	September 30, 2014		September 30, 2013		September 30, 2014		September 30, 2013
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$11,102	63%	$9,889	65%	$32,566	62%	$30,135	65%
International	6,399	37%	5,411	35%	19,850	38%	16,498	35%

Total Net Sales	$17,501	100%	$15,300	100%	$52,416	100%	$46,633	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending September 30, 2014
Net sales as reported	$17,501
Impact of currency exchange rate fluctuations	47
Net impact of acquisitions and distributed sales excluding currency	(462)

Adjusted net sales		$17,086

For the three months ending September 30, 2013
Net sales as reported		$15,300

Adjusted net sales increase for the three months ending September 30, 2014		$1,786	12%

	For the three months ended		For the nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Reconciliation between GAAP and Non-GAAP EBITDA
Net Income, as reported	$934	$721	$1,999	$2,456
Amortization and depreciation expense	802	723	2,422	1,974
Interest income (expense), net	(5)	(5)	(4)	(14)
Provision for income taxes	965	64	1,628	774

EBITDA	$2,696	$1,503	$6,045	$5,190